Franklin Auto Trust 1998-1
Monthly Servicing Report

Collection Period:                                                 December 1998
Distribution Date:                                               January 15,1999
Number of Days in Distribution Period:                                        30



Franklin Auto Trust 1998-1
Monthly Servicing Report

Collection Period:                             December-98
Distribution Date:                             Jan 15, 1999
Number of Days in Distribution Period:              30


Section I.  Original Deal Parameters

A.   Original Portfolio                                             Principal Weighted Average
                         Number of       Principal       Coupon    Original Term   Remaing Term   Seasoning
                         Contracts        Balance         (WAC)        (Month)        (Month)       (Month)
                        --------------------------------------------------------------------------------------
i.   Prime               7,160          78,430,885.03      9.68%        62.45          45.10         17.36
ii.  Non-Prime           5,194          45,967,290.63     13.83%        63.18          39.53         23.65
iii. Sub-Prime             924           6,996,314.98     18.77%        58.47          39.66         18.81
iv.  Total Portfolio    13,278         131,394,490.64     11.62%        62.49          42.86         19.63

B.   Bonds Issued

                            Original
                           Principal                  Legal Final
                            Balance         Coupon     Maturity       CUSIP
                         -----------------------------------------------------

ii.  Class A-1 Notes      109,000,000.00     5.50%       1/15/02     35242RAA2
ii.  Class A-2 Notes       22,394,000.00     5.65%       1/15/06     35242RAB0

C.   Spread Account

i.   Initial Cash Deposit                     1,313,945.00
ii.  Spread Account Floor Amount              2,627,890.00
iii. Specified Spread Account Amount             6% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount              12% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment      6,569,725.00



Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                      Principal Weighted Average
                         Number of       Principal       Coupon    Original Term   Remaing Term      Seasoning
                         Contracts        Balance         (WAC)        (Month)        (Month)         (Month)
                        ------------------------------------------------------------------------------------------
i.   Prime Loans          6,779         69,528,304.90      9.69%        62.61          42.99            19.62
ii.  Non-Prime Loans      4,906         40,295,749.39     13.94%        63.23          37.81            25.42
iii. Sub-Prime Loans        876          6,144,889.67     18.84%        58.61          37.95            20.66
iv.  Total Loans         12,561        115,968,943.96     11.65%        62.61          40.92            21.69


B.   Bonds Outstanding
                                             Principal      Unpaid Interest
                                              Balance       Shortfall Amount
                                           ----------------------------------

i.   Class A-1 Notes                       93,574,943.96            0.00
ii.  Class A-2 Notes                       22,394,000.00            0.00

C.   Spread Account

i.   Spread Account Cash Balance            2,627,890.00
ii.  Payment Provider Commitment            4,330,246.64

D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall                   0.00
ii.  Surety Fee Shortfall                           0.00
iii. Unreimbursed Surety Draws                      0.00
iv.  Unreimbursed Insurer Optional Deposit          0.00
v.   Excess Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
Principal Balance                                30-59           60-89         90-119         120+           Repo       Charge Offs
                                                 Days            Days           Days          Days       in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                    179,134.97       88,711.54     17,586.65         0.00        97,140.65     21,852.36
ii.  Non-Prime                                653,303.74      223,929.49     67,064.06         0.00       156,967.13     43,257.68
iii. Sub-Prime                                 67,096.77       46,603.97     19,982.45         0.00        11,818.62     41,200.19
iv.  Total Portfolio                          899,535.48      359,245.00    104,633.16         0.00       265,926.40    106,310.23


Number of Contracts                              30-59           60-89         90-119         120+           Repo       Charge Offs
                                                 Days            Days           Days          Days       in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                            20               7            2             0               6              3
ii.  Non-Prime                                        87              23            7             0              16              5
iii. Sub-Prime                                        13               6            2             0               2              7
iv.  Total Portfolio                                 120              36           11             0              24             15


Principal Balance as a % of Previous Balance     30-59           60-89         90-119         120+           Repo       Charge Offs
                                                 Days            Days           Days          Days       in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                         0.26%           0.13%        0.03%         0.00%           0.14%          0.03%
ii.  Non-Prime                                     1.62%           0.56%        0.17%         0.00%           0.39%          0.11%
iii. Sub-Prime                                     1.09%           0.76%        0.33%         0.00%           0.19%          0.67%
iv.  Total Portfolio                               0.78%           0.31%        0.09%         0.00%           0.23%          0.09%


Number of Contracts as a % of Previous Balance   30-59           60-89         90-119         120+           Repo        Charge Offs
                                                  Days            Days          Days          Days       in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                         0.30%           0.10%        0.03%         0.00%           0.09%          0.04%
ii.  Non-Prime                                     1.77%           0.47%        0.14%         0.00%           0.33%          0.10%
iii. Sub-Prime                                     1.48%           0.68%        0.23%         0.00%           0.23%          0.80%
iv.  Total Portfolio                               0.96%           0.29%        0.09%         0.00%           0.19%          0.12%


Section III.  Collection Period Activity and
Current Status


A.   Portfolio                                                      Principal Weighted Average
                         Number of       Principal       Coupon    Original Term   Remaing Term   Seasoning
                         Contracts        Balance         (WAC)        (Month)        (Month)       (Month)
                        --------------------------------------------------------------------------------------
i.   Prime                6,661         66,913,738.97      9.70%        62.66          42.38         20.29
ii.  Non-Prime            4,809         38,597,934.71     13.97%        63.26          37.35         25.91
iii. Sub-Prime              863          5,911,338.56     18.88%        58.64          37.58         21.07
iv.  Total Portfolio     12,333        111,423,012.24     11.66%        62.66          40.38         22.28


B.   Delinquencies in Period
Principal Balance                                30-59           60-89         90-119         120+           Repo       Charge Offs
                                                 Days            Days           Days          Days       in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                      266,244.00     24,390.61     46,870.59         17,586.65    49,382.17    58,203.16
ii.  Non-Prime                                  680,500.70    150,244.50    138,416.63              0.00    91,508.33   203,802.50
iii. Sub-Prime                                   99,816.71     34,393.76     44,132.03              0.00    68,162.44    19,982.45
iv.  Total Portfolio                          1,046,561.41    209,028.87    229,419.25         17,586.65   209,052.94   281,988.11


Number of Contracts                                  30-59           60-89         90-119       120+          Repo       Charge Offs
                                                      Days            Days           Days       Days       in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                             29              3             3                2             3            4
ii.  Non-Prime                                        101             21            11                0             9           19
iii. Sub-Prime                                         19              5             5                0             8            2
iv.  Total Portfolio                                  149             29            19                2            20           25


Principal Balance as a % of Current Balance         30-59           60-89         90-119         120+          Repo      Charge Offs
                                                    Days            Days           Days          Days      in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                          0.40%           0.04%        0.07%            0.03%         0.07%        0.09%
ii.  Non-Prime                                      1.76%           0.39%        0.36%            0.00%         0.24%        0.53%
iii. Sub-Prime                                      1.69%           0.58%        0.75%            0.00%         1.15%        0.34%
iv.  Total Portfolio                                0.94%           0.19%        0.21%            0.02%         0.19%        0.25%


Number of Contracts as a % of Current              30-59           60-89         90-119         120+          Repo       Charge Offs
                                                    Days            Days           Days          Days      in Inventory    in Period
                                              --------------------------------------------------------------------------------------

i.   Prime                                          0.44%           0.05%        0.05%            0.03%         0.05%        0.06%
ii.  Non-Prime                                      2.10%           0.44%        0.23%            0.00%         0.19%        0.40%
iii. Sub-Prime                                      2.20%           0.58%        0.58%            0.00%         0.93%        0.23%
iv.  Total Portfolio                                1.21%           0.24%        0.15%            0.02%         0.16%        0.20%



Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                     532,253.15
     b.  Principal Collections                  2,326,808.57
ii.  Rule of 78's Contracts
     a.  Interest Collections                     437,427.92
     b.  Principal Collections                  1,937,135.04
iii. Less Pay Off Differential                     98,757.25
iv   Net Liquidation Proceeds                           0.00
v.   Post Disposition Recoveries                        0.00
vi.  Rebates of Capitalized Insurance Premiums
vii. Repurchase Amounts
     a.  Interest                                       0.00
     b.  Principal                                      0.00

D.   Payaheads

i    Beginning Payahead Account Balance           303,359.30
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections         130,430.92

iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections          66,864.29

iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections          63,566.63

v.   Ending Payahead Account Balance              366,925.93

E.   Total Available

i.   Total Interest Collections                   969,681.07
ii.  Total Principal Collections                4,362,700.86
iii. Collected Funds                            5,332,381.93

F.   Month End Pool Balance

i.   Beginning Pool Balance                   115,968,943.96
ii.  Principal Collections                      4,362,700.86
iii. Realized and Cram-Down Losses                183,230.86
iv.  Month End Pool Balance                   111,423,012.24

Section IV.  Distribution Calculations

A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                  57,940.25
     b.  Non-prime Receivables @ 1.50%             50,369.69
     c.  Sub-prime Receivables @ 2.00%             10,241.48
     d.  Total Servicing Fee                      118,551.42
     e.  Total Receivables @ 1.25%                120,800.98
ii.  Base Servicing Fee (less of id. and ie.)     118,551.42
iii. Previous Servicing Fee Shortfall                   0.00
iv.  Excess Servicing Fee                               0.00
v.   Previous Excess Servicing Fee Shortfall            0.00
vi.  Total Excess Servicing Fee                         0.00
vii. Supplemental Servicing Fee                    96,252.91
viii.Supplemental Servicing Fee Shortfall               0.00
ix.  Total Supplemental Servicing Fee              96,252.91



B.   Surety Fee

i.   Surety Fee Rate                                   0.15%
ii.  Base Surety Fee                               14,496.12
iii. Previous Surety Fee Shortfall                      0.00
iv.  Total Surety Fee Due                          14,496.12


C.   Bond Interest
                                  Bond                                       Previous        Accrued
                                Interest     Number of Days     Current      Interest      Interest on   Total Bond
                                  Rate          in Period      Interest      Shortfall      Interest    Interest Due
                                                                                            Shortfall
                              --------------------------------------------------------------------------------------

i.   Class A-1 Notes               5.50%              30      428,885.16        0.00          0.00       428,885.16
ii.  Class A-2 Notes               5.65%              30      105,438.42        0.00          0.00       105,438.42
iii. Total                         5.58%              30      534,323.58        0.00          0.00       534,323.58

D.   Bond Principal

i.   Beginning Note Balance                    115,968,943.96
ii.  Current Pool Balance                      111,423,012.24
iii. Principal Distributable Amount              4,545,931.72

E.   Total Required Distributions                  667,371.12
F.   Total Available Funds                       5,332,381.93
G.   Required Distribution Shortfall                     0.00
H.   Cash Available in Spread Account            2,627,890.00
I.   Reserve Account Draw                                0.00
J.   Payment Provider Commitment                 4,330,246.64
K.   Payment Provider Required Payment Amount            0.00
L.   Surety Draw                                         0.00
M.   Insurer Optional Deposit                            0.00
N.   Total Cash Available for Distributions      5,332,381.93


Section V.  Waterfall for Distributions

A.   Total Available Funds                       5,332,381.93

                                                                                               Remaining
                                                   Amount         Amount                         Amount
                                                    Due            Paid          Shortfall    Available for
                                                                                              Distribution
                                               ------------------------------------------------------------

B.   Servicing Fee                               118,551.42       118,551.42        0.00      5,213,830.51
C.   Surety Fee                                   14,496.12        14,496.12        0.00      5,199,334.39
D.   Note Interest                               534,323.58       534,323.58        0.00      4,665,010.81
E.   Principal Distributable Amount            4,545,931.72     4,545,931.72        0.00        119,079.09
F.   Interest on Unreimbursed Surety Draws             0.00             0.00        0.00        119,079.09
G.   Reimbursement of Previous Surety Draws
     and Insurer Optional Deposits                     0.00             0.00        0.00        119,079.09
H.   Reserve Deposit                                   0.00             0.00        0.00        119,079.09
I.   Excess Servicing Fee                              0.00             0.00        0.00        119,079.09
J.   Deposit to Certificate Distribution Account 119,079.09       119,079.09        0.00              0.00


Section VI.  Bond Reconciliation

                               Beginning                           Ending
                                Balance       Principal Paid       Balance      Interest Due    Interest Paid    Interest Shortfall
                              -----------------------------------------------------------------------------------------------------

A.  Class A-1 Notes            93,574,943.96    4,545,931.72    89,029,012.24    428,885.16        428,885.16              0.00
B.  Class A-2 Notes            22,394,000.00            0.00    22,394,000.00    105,438.42        105,438.42              0.00
C.  Total                     115,968,943.96    4,545,931.72   111,423,012.24    534,323.58        534,323.58              0.00

Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.  Current Month                                            1.36%
     ii.  Previous Month                                          3.67%
     iii. Second Previous Month                                   5.11%
     iv. Three-Month Average                                      3.43%
     v.  Previous Three Month Average                             4.39%
     vi. Second Previous Three Month Average                      0.00%
B.   Has Net Yield Trigger Event Occurred and
      Is It Continuing?                                             NO
C.   Has Spread Account Deposit Event Occurred
      (clauses (i) through (iv) or (iv))?                           NO
D.   Has Spread Account Deposit Event Occurred
      (clause (v))?                                                 NO
E.   Cash Required to be on Deposit in Spread Account      2,627,890.00
F.   Combined Spread Account and PaymentProvider
     Commitment Required                                   6,685,380.73


D.   Allocations, Deposits and Reductions of the Spread                                                   Cash on
     Account and the Payment Provider Commitment                                                         Deposit in         Payment
                                                                                 Amount     Amount         Spread          Provider
                                                                                   Due       Paid          Account        Commitment
                                                                              ------------------------------------------------------

   i.   Beginning Balance                                                          0.00       0.00       2,627,890.00   4,330,246.64
   ii.  Deposit of Payment Provider Commitment into Spread Account upon Spread
          Account Deposit Event (i-iv or vi)                                       0.00       0.00       2,627,890.00   4,330,246.64
   iii.  Deposit of Payment Provider Commitment into Spread Account upon
          Spread Account Deposit Event (v)                                         0.00       0.00       2,627,890.00   4,330,246.64
   iv.  Deposit to Spread Account from Waterfall                                   0.00       0.00       2,627,890.00   4,330,246.64
   v.   Deposit to Spread Account from Supplemental Servicing Fee                  0.00       0.00       2,627,890.00   4,330,246.64
   vi.  Deposit to Spread Account from Excess Servicing Fee                        0.00       0.00       2,627,890.00   4,330,246.64
   vii. Release from Spread Account when Net Yield Trigger Event Has Not
         Occurred or Has Been Deemed Cured                                         0.00       0.00       2,627,890.00   4,330,246.64
   viii.Release from Spread Account when Net Yield Trigger Event Has
         Occurred and Has Not Been Deemed Cured                                    0.00       0.00       2,627,890.00   4,330,246.64
   ix.  Reduction of Payment Provider Commitment when Net Yield Trigger Event
         Not Occurred or Deemed Cured                                              0.00    272,755.91    2,627,890.00   4,057,490.73
   x.   Withdrawal from Spread Account and/or Payment Provider Commitment for
         Insurer Optional Deposit                                                  0.00       0.00       2,627,890.00   4,057,490.73
   xi.  Reduction of Payment Provider Commitment when Net Yield Trigger Event
         Has Occurred and Not Deemed Cured                                         0.00       0.00       2,627,890.00   4,057,490.73


Section VIII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Bond Draws           0.00
B.  Interest Rate on Outstanding Draws
      (PRIME + 1%)                                      8.75%
C.  Current Interest Accrued on Previously
     Outstanding Draws                                  0.00
D.  Interest Paid on Unreimbursed Surety Draws          0.00
E.  New Surety Bond Draws                               0.00
F.  Reimbursement of Previous Surety Draws              0.00
G.  Unreimbursed Surety Draws                           0.00
H.  Previous Unreimbursed Insurer Optional              0.00
     Deposits
I.  New Insurer Optional Deposit                        0.00
J.  Reimbursement of Previous Insurer                   0.00
     Optional Deposits
K.  Unreimbursed Insurer Optional Deposits              0.00



Section IX.  Historical Portfolio Performance

                                                              Previous
                             Previous                          Period                       Current
                              Period        Current Period    Cumulative  Current Period     Period
                            Cumulative        Charge-Offs      Losses        Losses         Prepayment
                            Charge Offs                                                      Speed
                           --------------------------------------------------------------------------

i.   Prime                     35,839.67         58,203.16   17,386.83       24,499.79       1.3527%
ii.  Non-Prime                 43,257.68        203,802.50   20,169.23      138,748.62       1.3849%
iii. Sub-Prime                 41,200.19         19,982.45   17,728.41       19,982.45       1.3592%
iv.  Total Portfolio          120,297.54        281,988.11   55,284.47      183,230.86       1.4139%





/s/ Harold E. Miller               /s/ Ronald L. Burrows
--------------------------        -----------------------
Harold E. Miller, Jr.             Ronald L. Burrows
Executive V.P., C.O.O             Vice President